UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

Analogic Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-6715	04-2454372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Centennial Drive, Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 3326-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of a Principal Officer.

(b) On September 22, 2008, Bruce W. Steinhauer, a member of the Analogic Corporation’s (the “Company”) Board of Directors (the “Board”), stated that he will not stand for re-election as a member of the Board at the next annual meeting of the Company’s stockholders. Dr. Steinhauer is a member of the Board’s Audit Committee and Compensation Committee, and is Chairman of its Nominating and Corporate Governance Committee.

(c) On September 23, 2008, Peter M. Howard, age 52, was appointed as a Senior Vice President and General Manager of the Company’s OEM Products Group. Mr. Howard has been an employee of the Company since November 2003, first serving as General Manager of the Imaging Subsystems Division (“ISD”), and more recently as Vice President and General Manager of the OEM Medical Group, which includes ISD and the Medical CT Division) and as Vice President and General Manager of Copley Controls Corporation, which the Company acquired in April, 2008.

(e) On September 23, 2008, the Board approved an annual incentive bonus plan for fiscal 2009 (the “FY09 AIP”). The FY09 AIP is based on the achievement of revenue and adjusted diluted earnings per share targets. Under this plan, each of the Company’s executive officers has been given a target award and has the opportunity to earn a maximum of two times the target. Any amount paid under this plan that is above the target award will be paid with 50% cash and 50% stock.

On September 23, 2008, the Board approved a long-term incentive plan (the “FY09 LTIP”). Under the FY09 LTIP, each of the Company’s executive officers has been granted a long term incentive award which includes three components: performance contingent restricted stock, restricted stock based on continuous service, and stock options. Achievement of certain growth targets in our adjusted earnings per share over the three year period ending July 31, 2011 will result in the vesting of the performance contingent restricted shares based on a pre-defined formula. The measurement period for the shares to be earned based on performance is August 1, 2008 through July 31, 2011 and all shares earned based on achievement of the performance goals will cliff-vest at the end of the measurement period. The number of shares to be earned at the end of the three year period will be determined based on the achievement of a compounded adjusted earnings per share growth percentage.

The target bonus under the FY09 AIP for James W. Green, our President and Chief Executive Officer, is 80% of his $490,000 base salary, or $392,000. The target bonus under the FY09 AIP for John J. Fry, our Vice President, General Counsel and Corporation Secretary is 45% of his $294,500 base salary, or $132,525. The target bonus under the FY09 AIP for John J. Millerick, our Senior Vice President, Chief Financial Officer, and Treasurer, is 40% of his $279,450 base salary, or $111,800. The target bonus under the FY09 AIP for Peter M. Howard, our Senior Vice President and General Manager of the OEM Medical Group, is 40% of his $276,925 base salary, or $110,770. The target bonus under the FY09 AIP for Donald B. Melson, our Vice President – Corporate Controller is 35% of his $225,000 base salary, or $78,750.

The table below summarizes the long term incentive awards made to executive officers under the FY09 LTIP:

Name	Performance Contingent Target Awards (in shares)	Performance Contingent Maximum Awards (in shares)	Time Based Restricted Awards (in shares)	Stock Options
James W. Green	3,264	6,528	3,264	9,791
John J. Fry	1,569	3,138	1,569	4,707
John J. Millerick	1,340	2,680	1.340	4,020
Peter M. Howard	1,476	2.952	1,476	4,427
Donald B. Melson	959	1,918	959	2,877

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOGIC CORPORATION

Date: September 26, 2008	By:	/s/ Bruce G. Garr
Bruce Garr, Assistant General Counsel, and Assistant Secretary